Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

REED ELSEVIER COMBINED FINANCIAL STATEMENTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the combined financial statements of Reed Elsevier PLC, Reed Elsevier NV, Reed Elsevier Group plc and Elsevier Reed Finance BV and their respective subsidiaries, associates and joint ventures (together “the Combined Businesses”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Combined Businesses’ adoption of International Accounting Standards 19 Employee Benefits (revised)) and the effectiveness of the Combined Businesses’ internal control over financial reporting dated February 26, 2014, appearing in the Annual Report on Form 20-F of Reed Elsevier PLC and Reed Elsevier NV for the year ended December 31, 2013.

/s/ Deloitte LLP	/s/ Deloitte Accountants B.V.
London, United Kingdom	Amsterdam, The Netherlands
July 22, 2014	July 22, 2014